UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 22, 2007
SWIFT TRANSPORTATION CO., INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-18605	86-0666860

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043

(Address of Principal Executive Offices)	(Zip Code)
(602) 269-9700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-10.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 22, 2007, the Compensation Committee of the Board of Directors of Swift Transportation Co., Inc. (the “Corporation”) approved and adopted an amendment to the Corporation’s Employee Stock Purchase Plan (the “Plan”). The Plan was amended to reflect the provisions contained in that certain Agreement and Plan of Merger, dated as of January 19, 2007, by and among Saint Corporation, Saint Aquisition Corporation and the Corporation. These provisions contemplate that the current offering period under the Plan will end the last trading date prior to the effective time of the merger and that no additional offering periods will occur thereafter.
     The forgoing description of the amendment is qualified in its entirety to Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference into this Item 1.01.
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On March 22, 2007, the Board of Directors of the Corporation, approved an amendment to the Corporation’s Amended and Restated Bylaws (the “Amendment”). The Amendment broadens Article II, Section 12, of the Amended and Restated Bylaws to clarify that, for any meeting of the stockholders of the Corporation, the stockholders may authorize another person or persons to act for them as proxy in any manner permissible under the Nevada General Corporation Law.
     The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 3.1 to this Form 8-K and is hereby incorporated by reference into this Item 5.03.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of the Corporation
10.1	Amendment to the Swift Transportation Co., Inc. Employee Stock Purchase Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 27, 2007

SWIFT TRANSPORTATION CO., INC.

/s/ Glynis Bryan
By: Glynis Bryan
Chief Financial Officer

EXHIBIT INDEX
Exhibit Index

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of the Corporation

10.1	Amendment to the Swift Transportation Co., Inc. Employee Stock Purchase Plan